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                                                                   EXHIBIT 3(ii)


                           FIRST FINANCIAL CORPORATION



                       REGISTRATION STATEMENT ON FORM 8-A




                                EXHIBIT 3(II)/4.2

                                     BY-LAWS


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                                     BYLAWS

                                       OF

                           FIRST FINANCIAL CORPORATION


                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

Section 1.1 Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Corporation or such other places as the board of directors may designate, unless otherwise scheduled by the Board, on the 3rd Thursday of April of each year, unless that day is a holiday, in which event such meeting shall be held on the next business day.

Notwithstanding the above, the Board may, in its discretion, and by majority vote, schedule the annual shareholders meeting on any alternative date during the first or second quarter of the year. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier by or at the direction of the president, secretary, officer, or person calling the meeting to each shareholder entitled to vote at the meeting. Such notice shall be delivered not less than ten (10) days nor more than two months before the date of the meeting, to each shareholder of record at least twenty
(20) calendar days before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his last known address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, or by confirmed telex; provided, however, that any such notice may be waived in writing, either prior to or subsequent to such meeting. If for any cause, an election of directors is not made on that day, the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law, and notice shall be given in the manner herein provided for the annual meeting.

Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by one-third (1/3) or more of the members as the board of directors, or by any one (1) or more shareholders owning, in the aggregate, not less than twenty percent (20%) of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten (10) days prior to the date fixed for the meeting, to each shareholder of record at least twenty (20) calendar days before the date of the meeting at the address appearing on the books of the Corporation a notice stating the purpose of the meeting.

Section 1.3 Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than thirty
(30) days nor more than forty-five (45) days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

         The name and address of each proposed nominee.

         The principal occupation of each proposed nominee.

         The total number of shares of capital stock of the Corporation that will be voted for each proposed nominee.

         The name and residence address of the notifying shareholder.



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         The number of shares of capital stock of the Corporation owned by the notifying shareholder.

         Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each nominee.

Section 1.4 Judges of Election. Every election of directors shall be managed by at least one (1) but not more than three (3) judges, who shall be appointed from among the shareholders by the board of directors. The judge(s) of election shall hold and conduct, together with the President of the Corporation, the election at which they are appointed to serve. After the election, they shall file with the President (or the President's designee) a certificate signed by them, certifying the result thereof and the names of the directors elected. The judge(s) of election, at the request of the President or other designated chairperson of the meeting, shall act as teller(s) of any other vote by ballot taken at such meeting, and shall certify the result thereof.

Section 1.5 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized and memorialized in writing. Proxies shall be valid only for one meeting, to be specified therein, and any adjournment(s) of such meeting. Proxies shall be dated and filed with the records of the meeting. No proxy shall be voted if it bears a date more than eleven (11) months prior to the date of any meeting (but shall be valid at any meeting, and adjournments of such meetings, dated not more than eleven (11) months prior to such meeting.

Section 1.6 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Charter of the Corporation.

Section 1.7 Record Date. The record date for the determination of shareholders entitled to notice of and the right to vote at any meeting of shareholders, or any adjournment thereof, may be fixed by the Board of Directors at not more than seventy (70) nor fewer than ten (10) days prior to the date of such meeting. If no record date is so established, the record date shall be deemed to be the close of business on the day next preceding the day on which notice of the meeting is sent.

Section 1.8 Shareholder Proposals. Shareholder proposals must be typed, printed, or otherwise legibly transcribed, must bear on issues of interest or related to the Corporation, and must be received by the Corporate Secretary on or before January 31 of each year; provided, that any such proposals received by the Corporate Secretary at least ninety (90) calendar days before any Annual Meeting will be considered. Proposals unrelated to the Corporation or its interests, or not timely received, will not be considered. Proposals shall be addressed to the Corporate Secretary at the Corporation's main office.


                                   ARTICLE II
                                    DIRECTORS

Section 2.1 Board of Directors. The Board shall have the power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the Board, including the power to declare dividends in accordance with law.

Section 2.2 Qualification and Election. Directors need not be shareholders or residents of this State but must be of legal age. They shall be elected by a plurality of the votes cast at the annual meetings of the shareholders or at a special meeting of the shareholders called for that purpose. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

Section 2.3 Number. The Board shall consist of not fewer than five (5) nor more than twenty-five (25) shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof.



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Section 2.4 Organizational Meeting. The President, the Executive Vice President,
or the Secretary, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Corporation to organize the new Board and elect and appoint officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall be a quorum, the directors present may adjourn the meeting, from time to time until a quorum is obtained without further notice of the time, date, or place of meeting.

Section 2.5 Regular Meetings. A regular monthly meeting of the Board, without notice, shall be held on such day as may be determined by a majority of the Board by resolution.

Section 2.6 Special Meetings. Special meetings of the Board may be called by the President, or by any two (2) executive officers of the Corporation, or at the request of one-third (1/3) (rounded downward in the case of any fraction) or more of the directors. Each member of the Board shall be given notice at least twenty-four (24) hours in advance of the time of the meeting, stating the time and place by telegram, letter, or in person, of each special meeting.

Section 2.7 Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed thirty (30) days in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board, unless the vote of a greater number is required by the charter, these bylaws, or by the laws of the state of incorporation.

A director cannot vote by proxy or otherwise act by proxy at a meeting of the Board. However, whenever the vote of directors at a meeting is required or permitted to be taken in connection with any corporate action, the meeting and vote of directors may be dispensed with, if all the directors who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken and/or consent in writing to such action taken previously.

Section 2.8 Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, according to the laws of the State of Tennessee, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose in conformance with Section 2.2 of this Article 2.

Section 2.9 Increase in Number. The number of members of the Board of Directors may be increased from time to time by either the directors or the shareholders. The number of directors may be increased by the Board of Directors upon the affirmative vote of a majority of the entire Board. If the number of directors is increased by the Board, a vacancy or vacancies caused by such increase may be filled by the vote of a majority of the directors then in office. The number of directors may also be increased by the shareholders at any meeting thereof by a majority vote of the shares represented and entitled to vote. If the number of directors is increased by action of the shareholders, a vacancy or vacancies caused by such increase shall be filled by the shareholders in the same manner as at an annual meeting. Directors elected to fill vacancies caused by increase in number of members of the Board shall hold office until the next annual meeting of the shareholders and thereafter until their successors are chosen and qualified.

Section 2.10 Decrease in Number. The number of members of the Board of Directors may be decreased by either the directors or the shareholders at any time there is an unfilled vacancy or there are unfilled vacancies on the Board of Directors, provided that the number of members may be decreased only to the extent of the number of vacancies on the Board of Directors existing at that time. If the number of directors is decreased by the Board, such action shall be taken by the vote of a majority of the directors then in office. If the number of directors is decreased by the shareholders, such action shall be taken by a majority vote of the shares represented at any meeting and entitled to vote thereat.

Section 2.11 Vacancies. In case there are vacancies on the Board of Directors, other than vacancies created by the removal of a director or directors [which shall be governed by paragraph 2.15] and other than vacancies created by an increase in the number of directors [which shall be governed by paragraph 2.9], the remaining directors, by a majority


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vote of the directors then in office, may fill the vacancy until the next annual meeting of shareholders and thereafter until his or their successors are chosen and qualified.

Section 2.12 Presiding Officer. The Chairperson of the Board shall preside at all meetings of the Board, and if the Chairperson is absent or declines or is unable to serve, the President shall preside; and if the President is likewise absent, or unable or unwilling to serve, the directors who are present shall elect one of their number to preside at such meeting.

Section 2.13 Residency Requirements. All directors shall be citizens of the United States of America and shall satisfy any residency requirements of the State of Tennessee.

Section 2.14 Compensation of Directors. Directors and members of the executive or other committees, as such, shall not receive any stated salaries for their service; provided, that by resolution of the Board, a fixed sum and expenses for attendance at each regular or special meeting of the Board or the executive committee (and such other committees of the Board as the Board may from time to time designate) may be allowed, but provided further that nothing herein contained shall be construed as precluding any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.15  Removal of Directors.

         (a) By Shareholders. At any meeting of the shareholders, the entire Board of Directors or any number of directors may be removed from office, with or without cause, by a majority vote of the shares represented and entitled to vote thereat.

         (b) By Directors. At any meeting of the Board of Directors, any director or directors may be removed from office for cause, as that term is defined by applicable law, by a majority of the entire Board of Directors.

         (c) Replacement. When any director or directors are removed, new directors may be elected to fill the vacancies created thereby at the same meeting of the shareholders or Board of Directors, as the case may be, for the unexpired term of the director or directors removed. If the shareholders fail to elect persons to fill the unexpired term or terms of the director or directors removed by them, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining directors as provided in paragraph 2.11.

                                   ARTICLE III
                             COMMITTEES OF THE BOARD

Section 3.1 Executive Committee. There shall be an executive committee composed of a minimum of four (4) directors, appointed by the Board annually or more often. The executive committee shall have the power to act in the place and stead of the Board in all respects in accordance with any prior actions, directives, or guidelines established by the Board. The executive committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 3.2 Audit Committee. There shall be an audit committee composed of not fewer than three (3) directors, exclusive of any active officers, appointed by the Board annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the Corporation or cause suitable examinations to be made by auditors responsible only to the Board and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall contain such information and recommendations in respect of such matters as the Board of Directors shall deem advisable.

The audit committee, upon its own recommendation and with the approval of the Board, may employ a qualified firm of Certified Public Accountants or the auditor's provided for such purpose by a correspondent Corporation to make the examination and audit of the Corporation. If such procedure is followed, the annual examination and audit of such firm and the presentation of its reports to the Board, will be deemed sufficient to comply with the requirements of these by-laws.


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Section 3.3 Nominating Committee. The Board may create a Nominating Committee composed of not fewer than three (3) directors to nominate proposed directors for any meeting (annual or special) of the shareholders held to elect directors of the Corporation.

Section 3.4 Other Committees. The Board may appoint, from time to time, from its own members, other committee of one or more persons, for such purposes and with such powers as the Board may determine.

                                   ARTICLE IV
                             OFFICERS AND EMPLOYEES

Section 4.1 Election of Officers, Officials and Committees. At the Board's organizational meeting or at their regular meeting immediately following such organizational meeting subsequent to the annual meeting of shareholders in each year, or at any other regular or special meeting of the Board, the Board shall elect from their number a Chairperson of the Board and a President. They shall select a Secretary and a Treasurer and may elect a Vice Chairperson, an Executive Vice President, Senior Vice President, and such other Vice Presidents, Internal Auditors, or other officers as the Board shall deem necessary or appropriate from time to time, and shall prescribe the duties to which such officer shall be assigned. The Board shall also have the authority to appoint members of the executive committee, nominating committee, audit committee, and such other committees as they deem necessary or appropriate.

Section 4.2 Chairperson of the Board. The Board shall appoint one of its members to be the Chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board, shall have general executive powers, as well as the specific powers conferred by these by-laws, shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board.

Section 4.3 President. The Board shall appoint one of its members to be the President of the Corporation. In the absence of the Chairperson, if the Chairperson and the President are different persons, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these by-laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board.

Section 4.4 Vice President. The Board may appoint one or more vice presidents and categories of vice presidents (including an executive vice president and a senior vice president). Each vice president shall have such powers and duties as may be assigned by the Board. One vice president shall be designated by the Board, in the absence of the President, to perform all the duties of the President.

Section 4.5 Treasurer and Secretary. The Board shall appoint a Secretary, Treasurer, or other designated officer who shall be secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these by-laws; shall be custodian of the corporate seal, records, documents and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation, shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these by-laws; and shall also perform such other duties as may be assigned from time to time by the Board. The Treasurer shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Treasurer, or imposed by these by-laws; and shall also perform such other duties as may be assigned from time to time by the Board. Unless otherwise designated by the Board, the Treasurer shall be the Chief Financial and Accounting Officer of the Corporation.

Section 4.6 Other Officers. The Board may appoint (or authorize the President to appoint) one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers and attorneys in fact as from time to time may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board, the Chairperson of the Board, or the President.



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Section 4.7 Tenure of Office. The President and all other officers shall serve at the pleasure of the Board and shall hold office for one (1) year following their election, unless they shall resign, become disqualified, or be removed, and any vacancy occurring in the office of president shall be filled promptly by the Board. The Board shall have power to remove any officer, with or without cause, at any time, and the election of any officer shall not constitute a contract of employment for any definite period of time. In its discretion, the Board may authorize contracts of employment in excess of one (1) year, but the contract rights therein created shall not limit the ability of the Board to terminate the employment of any such officer or agent, although the said contract rights may not be terminated or impaired in all circumstances by such termination.

Section 4.8 Removal of Officers and Employees. Any and all officers and members of committees, as well as all other employees of the Corporation, may be removed at any regular or special meeting of the Board without the necessity of any specification thereof in the call of the meeting, and any officer, employee, or committee member may be suspended by the Chairperson of the Board, or by the President, until the next meeting of the Board.

Section 4.9 Additional Offices. Any number of offices not inconsistent with each other may be held by the same person; provided however, that the same person may not hold the offices of President and Secretary or President and Treasurer.

Section 4.10 Vacancies. Any vacancy occurring among the officers of the Corporation shall be filled as soon as practicable, at the discretion of the Board, by the Board at any regular or special meeting thereof, without the necessity of any specification thereof in the call of any special or regular meeting.

Section 4.11 Salaries. The officers of the Corporation shall receive as salary or compensation for their services as officers and employees such sums as the Board may determine from time to time.


                                    ARTICLE V
                                ACTION BY CONSENT

Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon, and such action shall be as valid and effective as any action taken at a regular or special meeting of the directors or shareholders.


                                   ARTICLE VI
                          STOCK AND STOCK CERTIFICATES

Section 6.1 Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

Section 6.2 Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, or any other officer appointed by the Board for that purpose, to be known as an authorized officer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.

Section 6.3 Lost Certificate(s). Duplicate certificate(s) may be issued in lieu of lost certificate(s) upon proof of loss and indemnification satisfactory to the Corporation.



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                                   ARTICLE VII
                                 CORPORATE SEAL

The President, the Treasurer, the Secretary or any Assistant Secretary, or other officer thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. No document other than the certificate(s) of capital stock of the Corporation shall be required to have the corporate seal. A facsimile of the corporate seal printed on the certificate(s) of the capital stock of the Corporation shall be fully effective as the corporate seal on such certificates. The seal need not be imprinted on specimen certificates.

                                  ARTICLE VIII
                                 INDEMNIFICATION

Section 8.1 Indemnified Parties; Reliance; Contract Right. Except as expressly limited by Section 48-18-502(d) of the Tennessee Business Corporation Act (the "TBCA"), every person (and the heirs and personal representatives of such person) (each of whom may be referred to as an "Indemnitee") who is or was a director, officer or employee of the Corporation, or any other entity in which he or she served as such at the request of the Corporation, shall be indemnified by the Corporation in accordance with the provisions of this Article 8 against any and all liability and reasonable expense (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines or penalties against, or amount paid in settlement by, a director, officer, or employee) that may be incurred by him or her in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or otherwise, or with which he or she may be threatened, by reason of his or her being or having been a director, officer, or employee of the Corporation or such other entity or by reason of any action taken or omitted by him or her in his or her capacity as such director, officer or employee, whether or not he or she continues to be such at the time such liability or expense shall have been incurred. Each person who shall act as a director, officer or employee of the Corporation or any other entity referred to in this Section shall be deemed to be doing so in reliance upon the right of indemnification provided for in this Article 8.

This indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by any Indemnitee in connection with any of the types of investigations and proceedings (all of which may be referred to as a "Proceeding") referred to in this Article 8, consistent with the provisions of these by-laws and applicable law as then in effect.

Section 8.2 Indemnification As of Right. Every person (and the heirs and personal representatives of such person) referred to in Section 8.1 of this
Article 8 who has been wholly successful on the merits with respect to any claim, action, suit or proceeding of the character described in Section 8.1, shall be entitled to indemnification as of right.

Section 8.3 Indemnification Based on Review. Except as provided in Section 8.2 of this Article 8, any indemnification under this Article 8 shall be made in the case of a claim, action, suit or proceeding (or other type of Proceeding) only if the Board, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or if a quorum of disinterested directors cannot be obtained, the executive committee of the Board shall find, or independent special legal counsel [who shall be selected in the manner prescribed by TBCA Section 48-18-506(b)(3) and limited by TBCA Section 48-18-506(c)] shall find, or the shareholders (excluding shares owned by or voted under the control of a director who is a party to the Proceeding) by the affirmative vote of a majority of the shares entitled to vote thereon shall determine, that:

         (1) in his or her capacity as a director, the director acted in good faith in what he or she reasonably believed to be the best interests of the Corporation or of such other entity, as the case may be;

         (2) in his or her capacity as an officer or employee of another entity, the director of the Corporation acted in good faith in what he or she reasonably believed was not opposed to the best interests of the Corporation;



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         (3)      in his or her capacity as an officer or employee of the
                  Corporation, the officer or employee acted in good faith in what he or she reasonably believed to be in the best interests of the Corporation;

         (4) in his or her capacity as a director, officer or employee of another entity, the officer or employee of the Corporation acted in good faith in what he or she reasonably believed was not opposed to the best interests of the Corporation; and, in addition,

         (5) in any criminal action or proceeding, the director, officer or employee had no reasonable cause to believe that his or her conduct was unlawful;

provided, however, that no indemnification under this Section 8.3 shall be made with regard to (i) any claim, issue or other Proceeding by or in the right of the Corporation as to which such director, officer or employee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such action or suit was brought or another court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all the relevant circumstances of the case, such director, officer or employee is fairly and reasonably entitled to indemnity for reasonable expenses incurred which the court shall deem proper, or (ii) amounts paid, or expenses incurred, in connection with the settlement of any such claim, action, suit or proceeding, without the approval of a court of competent jurisdiction, or (iii) in the case of any Proceeding charging improper personal benefit to a director, officer or employee other than by or in the right of the Corporation, and such director, officer, or employee was adjudged liable on the basis that a personal benefit was improperly received by him or her.

The termination of any claim, action, suit or other Proceeding, civil, criminal, administrative, or investigative, by judgment, settlement (either with or without court approval) or conviction, upon a plea of guilty or of nolo contendere or its equivalent, is not, of itself, determinative that a director, officer or employee did not meet the standards of conduct set forth in this Section.

Section 8.4 Employee Benefit Plans. For purposes of this Article 8, references to "other enterprises" shall include employee benefit plans and employee welfare benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent, of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

Section 8.5 Contracts and Funding. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation in furtherance of the provisions of this Article 8, and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 8.

Section 8.6 Advancement of Expenses; Procedures. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article 8.

                  (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within twenty
         (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of a Proceeding. The statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

                  (b) Written Request for Indemnification. To obtain indemnification under this Article 8, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation, promptly upon receipt of such request for indemnification, shall advise the board of directors in writing that the Indemnitee has requested indemnification.

                  (c) Procedure for Determination. An Indemnitee's entitlement to indemnification under this Article VIII shall be determined:

                          (i) by the board of directors by majority vote of a
                  quorum (as defined in Article II of these By-Laws), consisting of directors not at the time parties to the Proceeding;

                          (ii) if a quorum cannot be obtained under subdivision
                  (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the Proceeding;

                          (iii) by independent special legal counsel;

                                    (A) selected by the board of directors or
                           its committee in the manner prescribed in subdivision
                           (i) or (ii); or

                                    (B) if a quorum of the board of directors
                          cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                          (iv) by the shareholders, but shares owned by or voted
                  under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

Section 8.7 Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article 8 shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article 8 inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article 8 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 8, whether arising from acts or omissions occurring before or after such adoption.

Section 8.8 Insurance. This Corporation may purchase insurance to indemnify its directors, officers and employees to the maximum extent permitted by the law of the State of Tennessee.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 9.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairperson of the Board, or the President, or any Executive Vice President, or by such other officers as the Board may from time to time direct. The provisions of this Section 9.2 are supplementary to any other provision of these by-laws.

Section 9.3 Records. The Charter of the Corporation, the by-laws, and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Treasurer or other officer appointed to act as secretary of the meeting.

                                    ARTICLE X
                                     BY-LAWS

Section 10.1 Inspection. A copy of the by-laws, with all amendments, shall at all times be kept in a convenient place at the main office of the Corporation, and shall be open for inspection to all shareholders during corporate hours.

Section 10.2 Amendments. The by-laws may be amended, altered or repealed, at any regular meeting of the Board, by a vote of a majority of the total number of the directors.


                                  CERTIFICATION

         I, Daniel W. Small, certify that: (1) I am the Incorporator and the duly constituted Assistant Secretary of First Financial Corporation and (2) the foregoing by-laws are the by-laws of the Corporation, all of which are now in full force and effect.
         I certify that these Bylaws were adopted at a special meeting of the Corporation held on the 26th day of August, 1991.


                                           /s/ Daniel W. Small
                                           -------------------------------------
                                           Daniel W. Small, Incorporator
                                           172 Second Avenue, North
                                           Nashville, Tennessee  37201